12

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 2003

                          Berkshire Income Realty, Inc.
             (Exact Name of Registrant as Specified in its Charter)

Maryland                                  001-31659                   32-0024337
(State or other jurisdiction            (Commission             (I.R.S. Employer
of incorporation or organization)       File Number)         Identification No.)

One Beacon Street, Boston, Massachusetts                                   02108
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (617) 523-7722

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Berkshire Income Realty, Inc. (the "Company") hereby amends it Current Report on Form 8-K dated October 30, 2003, filed with the Securities and Exchange Commission on November 14, 2003, to amend Item 7 to include required financial statements, pro forma financial information and certain exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

At the time of filing of the Form 8-K disclosing the acquisition of St. Marin/Karrington Apartments by the Company, the financial statements of the acquired entity were not available. The Company indicated that it would file the necessary financial information within sixty days after the initial filing date.

     (a) Financial Statements under Rules 3-14 of Regulation S-X:

          1. Report of Independent Auditors
          2. Statements of Revenue and Certain Expenses  of St.
             Marin/Karrington Apartments for the nine months ended September 30, 2003 and 2002 (unaudited), and the year ended December 31, 2002.
          3. Notes  to  the  Financial  Statements  of  St.  Marin/Karrington
             Apartments.

     (b) Pro Forma Financial Information under Article 11 of Regulation S-X:

          1. Unaudited Pro Forma Consolidated Balance Sheet of Berkshire Income Realty, Inc. at September 30, 2003.
          2. Unaudited Pro Forma Consolidated Statements of Operations of Berkshire Income Realty, Inc. for the nine months ended September 30, 2003 and the year ended December 31, 2002.
          3. Notes to the Unaudited Pro Forma Consolidated Financial Statements of Berkshire Income Realty, Inc.

     (c) Exhibits

         EXHIBIT NO.

         *10.1 Agreement of Purchase and Sale, dated October 16, 2003 by and between WHCO Real Estate Limited Partnership and Berkshire Income Realty - OP, L.P.
         *10.2 Assignment and Assumption to Agreement of Purchase and Sale, dated October 29, 2003 by and between WHCO Real
               Estate Limited Partnership and Berkshire Income Realty - OP, L.P. *10.3 First Amendment to Agreement of Purchase and Sale, dated October
               20, 2003 by and between WHCO Real Estate Limited Partnership and St. Marin/Karrington Limited Partnership
         *10.4 Second Amendment to Agreement of Purchase and Sale, dated October
               30, 2003 by and between WHCO Real Estate Limited Partnership and St. Marin/Karrington Limited Partnership
         *10.5 Agreement of Purchase and Sale, dated October 16, 2003 by and between WHCO II Real Estate Limited Partnership and Berkshire Income Realty - OP, L.P.
         *10.6 Assignment and Assumption to Agreement of Purchase and Sale, dated October 29, 2003 by and between WHCO II Real Estate Limited Partnership and Berkshire Income Realty - OP, L.P.

          *Previously filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                   Berkshire Income Realty, Inc.

                                                              /s/ David C. Quade


Date:  January 13, 2004                     Name:                 David C. Quade
                                            Title: President and Chief Financial
                                                                         Officer

                         Report of Independent Auditors

To the Board of Directors and Stockholders of Berkshire Income Realty, Inc.:

We have audited the accompanying Statement of Revenue and Certain Expenses of the St. Marin/Karrington Apartments (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Berkshire Income Realty, Inc.) as described in
Note 1 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 5, 2004

                         ST. MARIN/KARRINGTON APARTMENTS
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                 (in thousands)

                                Nine Months Ended Year Ended
                                        September 30,
                                -----------------------------
                                     2003            2002           December 31,
                                   Unaudited      Unaudited              2002
                                --------------  -------------    ---------------
REVENUE:
   Rental                            $   4,370      $   4,372          $   5,848
   Other                                   207            156                216
                                --------------  -------------    ---------------
         Total revenue                   4,577          4,528              6,064
                                --------------  -------------    ---------------

CERTAIN EXPENSES:
   Operating                               818            702                936
   Repairs and Maintenance                 237            273                367
   General and administrative              244            228                312
   Real estate taxes                     1,033          1,016              1,250
                                --------------  -------------    ---------------
         Total certain expenses          2,332          2,219              2,865
                                --------------  -------------    ---------------

REVENUE IN EXCESS OF CERTAIN
EXPENSES                             $   2,245      $   2,309           $  3,199
                                ==============  =============    ===============

























              The accompanying notes are an integral part of these
                              financial statements.

                    ST. MARIN/KARRINGTON LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 (in thousands)

1. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying Statement of Revenues and Certain Expenses include the operations (see "Basis of Presentation" below) of St. Marin Apartments and Karrington Apartments, two residential multifamily properties formerly owned and managed by a third party not related to the Berkshire Income Realty, Inc. (the "Company").

On October 30, 2003, the Company, through its subsidiary, Berkshire Income Realty, O.P., L.P., acquired the St. Marin Apartments, a 350 unit multifamily apartment community and the Karrington Apartments, a 250 unit multifamily apartment community, for $26,125 and $20,000, respectively.

The contiguous properties, located in Coppell, Texas, will be operated by the Company as one under one name St. Marin/Karrington Apartments (the "Property").

Basis of Presentation

The accompanying financial statements has been prepared on the accrual basis of accounting.

The accompanying financial statements are not representative of the actual operations of the Property for the periods presented. As required by the Securities and Exchange Commission, Regulation S-X Rule 3-14, certain expenses, which may not be comparable to the expenses that are expected to be incurred by the Company in future operations, have been excluded. Expenses excluded relate to property management and asset management fees, ownership fees, interest, depreciation and amortization expense. The Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.

Real Estate

Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition and improvement of property and related equipment are capitalized.

Revenue Recognition

The Property leases its residential property units under short-term operating leases. Lease terms generally are less than one year in duration. Rental revenue is recognized as earned.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Unaudited Financial Statements

The accompanying interim statements of revenue and certain expenses for the periods from January 1, 2003 and 2002 through September 30, 2003 and 2002 are unaudited and together with the statements of revenues and certain expenses for the year ended December 31, 2002 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission described above. These financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for fair statements for the period. The results of such periods are not necessarily indicative of the results for the full years.

                          BERKSHIRE INCOME REALTY, INC.
               (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    (in thousands, except for rental rates)

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On October 20, 2003, the audit committee of the board of directors of Berkshire Income Realty, Inc. (the "Company") approved the acquisition by the Operating Partnership of the St. Marin/Karrington Apartments from a third party. On October 30, 2003, the operating partnership subsidiary of the Company, through its newly formed and wholly owned subsidiary St. Marin/Karrington Limited Partnership, purchased The St. Marin Apartments, a 350 unit multifamily apartment community and The Karrington Apartments, a 250 unit multifamily apartment community, which are contiguous properties located in Coppell, Texas, from WHCO Real Estate Limited Partnership and WHCO II Real Estate Limited Partnership, respectively. Both of the sellers were third parties. The purchase prices of $26,125 and $20,000 for St. Marin and Karrington, respectively, were paid in cash.

The Company paid the purchase price and related closing costs for each property with available working capital. Subsequent to the purchase, the Company obtained a mortgage in the amount of $32,500. The mortgage note has a 9 year term at 4.90% fixed interest rate.

The Company is operating the two properties as one, under the name St. Marin/Karrington Apartments.

The Properties' sources of revenue is primarily its tenant rental revenue. Other revenue includes application, relet, pet, nonsufficient fund, laundry, late, cable and damage fees. St. Marin and Karrington Apartments are located adjacent from each other and were purchased to operate as one property by the Company. Vacancies in first quarter 2002 were 13.2%, approximately double the vacancy rate in 2001 for the market. There will be increased competition in the market as 1,600 permits for new multi-family construction were issued during the first quarter of 2003. The Company believes that the market is well positioned for recovery in the near to mid term, and that managing the properties as one multi-family apartment community will create additional positive results. St. Marin and Karrington Apartments charge rents that are competitive in the area, with rental rates for 1 bedroom to 3 bedrooms ranging from $738-$2,200 per month. Physical occupancy for St. Marin/Karrington at September 30, 2003 was 92%.

The Company does not intend to spend a material amount on capital improvements. Normal capital improvements such as those during rental turnovers (i.e. interior painting) and capital improvements for the overall maintenance of the property will be determined as those projects become necessary.

The Company, after reasonable inquiry, is not aware of any material factors relating to St. Marin and Karrington other than those stated above that would cause the reported financial information not to be indicative of future operating results.

The following unaudited pro forma financial statements give effect to the acquisition by the Company of St. Marin/Karrington. The unaudited pro forma balance sheet as of September 30, 2003 presents the financial position of the Company as if the acquisition of St. Marin/Karrington, which occurred subsequent to September 30, 2003, had occurred on September 30, 2003. The unaudited pro forma statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 reflect the results of operations of St. Marin/Karrington as if the acquisition of St. Marin/Karrington had been completed as of January 1, 2002.

The following unaudited pro forma financial statements also give effect to certain additional significant events that have occurred during the period, including the consumation of the offer to exchange the Company's 9% Series A Cumulative Preferred Shares for interests in the following six mortgage funds:
Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnersip, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, Krupp Insured Plus III Limited Partnership (collectively, the "Mortgage Funds") and the acquisition of McNab KC3 Limited Partnership ("McNab").

                          BERKSHIRE INCOME REALTY, INC.
               (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    (in thousands, except for rental rates)



These unaudited pro forma financial statements do not represent the Company's financial condition or results of operations for any future date or period. Actual future results could be materially different from these pro forma results. These unaudited pro forma financial statements should be read in conjunction with the audited financial statements of the Company and the related management's discussion and analysis of financial condition and results of operations included in our Form 10-K for the year ended December 31, 2002, as well as the unaudited financial statements and the related management's discussion and analysis or financial condition and results of operations included in the Quarterly Reports on Form 10-Q for the quarter ended September 30, 2003. In addition, in conjunction with these unaudited pro forma financial statements, you should read the financial statements on St. Marin/Karrington, contained elsewhere in this Form 8-K/A.

                          BERKSHIRE INCOME REALTY, INC.
              (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            As of September 30, 2003
           (unaudited, in thousands, except share and per share data)



                                                       St. Marin /
                                         Berkshire     Karrington
                                          Income      Acquisition
                                       Realty, Inc.     Note (a)      Proforma
                                      -------------   ------------    ----------


                     ASSETS

Multifamily apartment communities,
 net of accumulated
 depreciation of $100,166             $      99,896   $   45,333      $  145,229
Cash and cash equivalents                    41,819      (14,243)(b)      27,576
Cash restricted for tenant security
 deposits                                       855            -             855
Replacement reserve escrow                      250            -             250
Prepaid expenses and other assets             3,601          201           3,802
Investment in Mortgage Funds                 40,197            -          40,197
Deferred expenses, net of accumulated
 amortization of $281                         1,262           11           1,273
Acquired in-place leases                          -        1,273           1,273
                                      -------------   ------------    ----------

       Total assets                   $     187,880   $   32,575      $  220,455
                                      =============   ============    ==========

  LIABILITIES AND STOCKHOLDERS'
     EQUITY

Liabilities:
   Mortgage notes payable             $    131,901    $   32,500 (b)  $ 164,401
   Due to affiliates                         1,456             -          1,456
   Dividend and distributions payable        1,338             -          1,338
   Accrued expenses and other
    liabilities                              3,317            42          3,359
   Tenant security deposits                    940            33            973
                                      -------------   ------------    ----------

       Total liabilities                   138,952        32,575        171,527

Minority interest                                -             -              -

Commitments and Contingencies                    -             -              -

Stockholders' equity:
 Series A 9% Cumulative Redeemable
  Preferred Stock, no par value, $25
  stated value, 5,000,000 shares
  authorized, 2,978,110 shares
  issued and outstanding at September
  30, 2003                                  70,212             -         70,212
 Class A common stock, $.01 par,
  5,000,000 shares authorized; 0 shares
  issued and outstanding at
  September 30, 2003                             -             -              -
 Excess stock, $.01 par value, 15,000,000
  shares authorized, 0 shares issued and
  outstanding at September 30, 2003             12             -             12
 Accumulated Deficit                       (21,296)            -        (21,296)
                                      -------------   --------------  ----------

       Total stockholders' equity           48,928             -         48,928
                                      -------------   --------------  ----------

         Total liabilities and
          stockholders' equity            $187,880    $   32,575      $ 220,455
                                      =============   ==============  ==========


                     The accompanying notes are an integral
                       part of these financial statements.

                          BERKSHIRE INCOME REALTY, INC.
              (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 2003
           (unaudited, in thousands, except share and per share data)




                                                           St. Marin /
                                   Berkshire    Mortgage   Karrington
                                    Income        Funds    Acquisition
                                 Realty, Inc.    Note (d)   Note (f)    Proforma
                                -------------  ----------  -----------  --------

Revenue:
  Rental                           $  20,598   $     -     $  4,370     $24,968
  Interest                                78         -            -          78
  Utility reimbursement                  340         -            -         340
  Other                                  925         -          207       1,132
                                -------------  ----------  -----------  --------
    Total revenue                     21,941         -        4,577      26,518
                                -------------  ----------  -----------  --------

Expenses:
  Operating                            5,184         -          818       6,002
  Maintenance                          1,784         -          237       2,021
  Real estate taxes                    1,819         -        1,033       2,852
  General and administrative           1,149         -          244       1,393
  Organizational costs                   213         -            -         213
  Management fees                      1,573         -          321(g)    1,894
  Depreciation                         5,454         -        1,516(h)    6,970
  Interest                             5,580         -        1,194(i)    6,774
  Loss on extinguishment of debt         339         -            -         339
                                -------------  ----------  -----------  --------

    Total expenses                    23,095         -        5,363      28,458

Loss before minority
 interest in properties, equity
 in income of Mortgage Funds and
 minority common interest in
 Operating Partnership                (1,154)        -         (786)     (1,940)

Minority interest in properties         (125)        -            -        (125)


Equity in income of Mortgage
 Funds                                 4,883     1,916            -       6,799
                                -------------  ----------  -----------  --------
Income (loss) before minority
 common interest in Operating
 Partnership                       $   3,604   $ 1,916     $   (786)    $ 4,734

Minority common interest in
 Operating Partnership                  (488)        -            -        (488)
                                   ----------  ----------  -----------  --------
Net income (loss)                  $   3,116   $ 1,916     $   (786)    $ 4,246
                                   ==========  ==========  ===========  ========

Preferred dividend                    (3,276)   (1,749)(i)        -      (5,025)
                                   ----------  ----------  -----------  --------
Net income (loss) available to
 common shareholders               $    (160)      167     $   (786)    $  (779)

                                   ==========  ==========  ===========  ========

Earnings per common share, basic   $   (0.19)                           $  (.61)
                                   ==========                           ========

Weighted average number of common
 shares outstanding                  837,207                           1,283,313
                                   ==========                          =========



                                                                   `
                     The accompanying notes are an integral
                       part of these financial statements.

                          BERKSHIRE INCOME REALTY, INC.
              (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP)
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2002
                 (in thousands, except share and per share data)

                         Berkshire                        St. Marin /
                          Income      Mortgage            Karrington
                        Predecessor    Funds      McNab   Acquisition
                           Group      Note (d)   Note (c)  Note (f)    Proforma
                       ------------ ----------- --------- ----------- ----------


Revenue:
  Rental                 $  23,699  $     -     $  2,649  $ 4,575(c)  $ 32,196
  Interest                     370        -            5        -          375
  Utility reimbursements       511        -           29        -          540
  Other                        903        -          194      216        1,313
                         ---------- ----------- --------- ----------- ----------
    Total revenue           25,483        -        2,877    4,791       34,424
                         ---------- ----------- --------- ----------- ----------

Expenses:
  Operating                  5,717        -          602      936        7,255
  Maintenance                1,883        -          203      367        2,453
  Real estate taxes          1,771        -          443    1,250        3,464
  General and
   administrative              661      450 (k)       65      312        1,488
  Management fees            1,703        -           86      427(g)     2,216
  Depreciation               5,284        -          594    2,021(h)     7,899
  Interest                   4,988        -        1,459    1,593(i)     9,313
  Participating note
   interest                      -        -          175        -          175
                         ---------- ----------- --------- ----------- ----------

   Total expenses           22,007      450        3,627    6,906       34,263

Income (loss) before
 minority interest
 in properties, equity
 in income of Mortgage
 Funds and minority
 common interest in
 Operating Partnership       3,476     (450)       (750)   (2,115)         161

Minority interest in
 properties                 (1,520)       -           -         -       (1,520)

Equity in income of
 Mortgage Funds                  -    8,836           -         -        8,836
                         ---------- ----------- --------- ----------- ----------

Income (loss) before
 minority common interest
 in Operating Partnership    1,956    8,386        (750)   (2,115)       7,477


Minority common interest
 in Operating Partnership         -        -           -         -            -
                         ---------- ----------- --------- ----------- ----------

Net income (loss)        $   1,956  $ 8,386     $  (750)  $(2,115)    $  7,477
                         ========== =========== ========= =========== ==========

Preferred Dividend               -   (6,700)(i)       -         -       (6,700)
                         ---------  ----------- --------- ----------- ----------

Net income (loss)
 available to
 common shareholders     $   1,956  $ 1,686     $  (750)  $(2,115)    $    777
                         ========== =========== ========= =========== ==========

Earnings per common share,
 basic                                                                $   0.61
                                                                      ==========
Weighted average number of
 common shares outstanding                                             1,283,313
                                                                      ==========


                     The accompanying notes are an integral
                       part of these financial statements.

                          BERKSHIRE INCOME REALTY, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following pro forma adjustments summarize the adjustments made to the September 30, 2003 Berkshire Income Realty Inc. balance sheet:

     (a) The assets of St. Marin/Karrington have been reflected as if the acquisition of St. Marin/Karrington had occurred on September 30, 2003.

          Purchase accounting was applied for the acquisition of the St. Marin/Karrington property consistent with provisions of Statement of Financial Accounting Standards No. 141, Business Combinations. In accordance with FAS 141, the fair value of the real state acquired is allocated to the acquired tangible assets, consisting of land, building and personal property, and identified intangible assets and liabilities, including the value of in-place leases, based in each case on their fair values.

          The Company purchased the net assets of St. Marin/Karrington totaling $46,743, including closing costs and acquisition fees. The Company also assumed liabilities relating to normal operations, such as security deposits and other miscellaneous accrued expenses.

          The net purchase price was allocated as follows:

                Fixed assets            $ 45,333
                In-place leases            1,273
                Prepaid expenses             201
                Deferred expenses             11
                Liabilities assumed          (75)
                                        --------
                  Total                 $ 46,743
                                        ========

     (b) Berkshire Income Realty, Inc. purchased St. Marin/Karrington for a total purchase price including closing costs and acquisition fees of $46,763, and subsequently obtained a mortgage note in the amount of $32,500, resulting in a proforma net cash adjustment of $(14,243) at September 30, 2003.

The following pro forma adjustments summarize the adjustments made to the Statements of Operations of Berkshire Income Realty, Inc and the Berkshire Income Realty Predecessor Group for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively:

     (c)  Reflects the amortizaton of in-place leases, calculated as follows:

                                                    December 31,
                                                        2002
                                                    -----------
          Rental revenue per audited statement of
           revenue and certain expenses             $     5,848
          Amortization of in-place leases                (1,273)
                                                    -----------
          Proforma rental revenue                   $     4,575
                                                    ===========

     (d) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated as if the Interests of each Mortgage Fund tendered their Interests at January 1, 2002. The historical net income for each Mortgage Fund for the nine months ended September 30, 2003 and year ended December 31, 2002 are as follows:

                                                               Equity in income
                 Interest in the    Mortgage Fund net income   of Mortgage Funds
                     Mortgage        for the nine months        at September 30,
  Mortgage Fund       Fund         ended September 30, 2003        2003
  -------------   ---------------   ----------------------   -------------------
  GIT                   30.76%        $         5,437         $         1,672
  GIT II                28.81%                  8,013                   2,309
  KIM                   27.81%                  1,680                     467
  KIP                   29.66%                    767                     228
  KIP II                25.00%                    251                      63
  KIP III               28.63%                    954                     273
                                                             -------------------
  Subtotal                                                              5,012
  Accretion                                                             1,787
                                                             -------------------
  Proforma amount                                                       6,799
  Previously recognized                                                 4,883
                                                             -------------------
  Net proforma adjustment                                     $         1,916
                                                             ===================

                          BERKSHIRE INCOME REALTY, INC.
           NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS, continued

                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

     (d)  continued

                                                               Equity in income
                 Interest in the         Net income for the    of Mortgage Funds
                     Mortgage              year ended           at December 31,
  Mortgage Fund       Fund              December 31, 2002        2003
  -------------   ---------------   ----------------------   -------------------
  GIT                   30.76%        $         7,782         $         2,394
  GIT II                28.81%                 14,037                   4,044
  KIM                   27.81%                  2,106                     586
  KIP                   29.66%                  1,934                     574
  KIP II                25.00%                  1,570                     393
  KIP III               28.63%                  2,954                     845
                                                             -------------------
  Proforma amount                                                       8,836
  Previously recognized                                                     -
                                                             -------------------
  Net proforma adjustment                                     $         8,836
                                                             ===================
     (e) The operations of McNab have been reflected as if the acquisition of McNab had been completed as of January 1, 2002.

     (f) The operations of St. Marin/Karrington have been reflected as if the acquisition of St. Marin/Karrington had been completed as of January 1, 2002.

     (g) Reflects an increase in management fees based on the asset and property management fee agreements entered into with an affiliate, calculated as follows:

                                      Nine Months ended           Year ended
      Asset management fee            September 30, 2003       December 31, 2002
      -----------------------         ------------------     -------------------
        Multifamily apartments                                  $       46,125
                                                                           .4%
         Total fee                    ------------------     -------------------
                                      $         138*            $          185
                                      ------------------     -------------------
      Property management fee
      -----------------------
        Revenues                      $        4,577            $        6,064
                                                  4%                        4%
                                      ------------------     -------------------
        Total asset management fee               183                       242
                                      ------------------     -------------------
      Total management fees           $          321            $          427
                                      ==================     ===================

       *Annual fee adjusted for the nine month period ended September 30, 2003.

     (h) The depreciation expense adjustment is to reflect as if the acquisition of St. Marin/Karrington had been completed as of January 1, 2002. Depreciation is computed on the straight line basis over the estimated useful lives of the assets, as follows:

                        Rental property                         27.5 years
                        Improvements                            5 to 20 years
                        Appliances, carpeting and equipment     3 to 8 years

     (i) Reflects the charge to interest expense relating to amortization of in-place leases and interest as if the acquisition and financing of the St. Marin/Karrington and the related mortgage note payable occurred at the beginning of the period, as follows:

              Mortgage Note                                            $ 32,500
              Interest Rate                                                4.90%
                                                                       ---------
              Annual interest for the year ended December 31, 2002     $  1,593
                                                                       =========
              Interest expense for the nine months ended September
              30, 2003**                                               $  1,194
                                                                       =========

**Interest expense is annual expense adjusted for the appropriate time period.

                          BERKSHIRE INCOME REALTY, INC.
           NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS, continued

                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

     (j) Reflects a preferred dividend on the Preferred Shares, calculated as follows:


                                                      Nine months       Year
                                                        ended          ended
                                                    September 30,   December 31,
                                                        2003             2002
                                                    -------------   ------------
            Preferred Stock                            $ 74,453     $ 74,453
            9% dividend rate                                 9%           9%
                                                    -------------   ------------
            Proforma Preferred dividend                   5,025        6,700
            Preferred dividend previously recognized      3,276            -
                                                    ------------    ------------
            Net proforma adjustment                    $  1,749     $  6,700
                                                    =============   ============

     (k) Reflects an increase of $450 in general and administrative expenses as a result of being a public company for the year ended December 31, 2002.